EXHIBIT 21.1
SUBSIDIARIES OF ADMINISTAFF, INC.
•	Administaff of Texas, Inc., a Delaware corporation and wholly owned subsidiary of Administaff, Inc.

•	Administaff Enterprises, Inc., a Texas corporation and wholly owned subsidiary of Administaff of Texas, Inc.

•	Administaff Financial Management Services, Inc., a Delaware corporation and wholly owned subsidiary of Administaff of Texas, Inc.

•	Administaff Partnerships Holding, Inc., a Delaware corporation and wholly owned subsidiary of Administaff of Texas, Inc.

•	Administaff Captive Insurance Companies Limited, a Bermuda corporation and wholly owned subsidiary of Administaff Partnerships Holding, Inc.

•	Administaff Business Services, L.P., a Delaware limited partnership, with Administaff of Texas, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

•	Administaff Retirement Services, L.P., a Delaware limited partnership, with Administaff of Texas, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

•	Administaff Services, L.P., a Delaware limited partnership, with Administaff of Texas, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

•	Administaff Partnerships Holding II, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Services, L.P.

•	Administaff GP, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Services, L.P.

•	Administaff Client Services, L.P., a Delaware limited partnership, with Administaff GP, Inc. being a 1% general partner and Administaff Partnerships Holding II, Inc. being a 99% limited partner.

•	Administaff Companies, Inc., a Delaware corporation and wholly owned subsidiary of Administaff of Texas, Inc.

•	Administaff Partnerships Holding III, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Companies, Inc.

•	Administaff Companies II, L.P., a Delaware limited partnership, with Administaff Companies, Inc. being a 1% general partner and Administaff Partnerships Holding III, Inc. being a 99% limited partner.

•	Administaff Insurance Services, L.L.C., a Delaware limited liability corporation and wholly owned subsidiary of Administaff Companies II, L.P.